UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Establishment of Incentive Targets under Senior Management Incentive Compensation Plan

Establishment of Annual Incentive Targets. The WCI Communities, Inc. (the “Company”) Senior Management Incentive Compensation Plan (the “SMICP”), as approved by the Company’s shareholders in 2006, is intended to provide for a performance bonus for the Chief Executive Officer and other designated executive officers of the Company upon the attainment of pre-established performance goals for a fiscal year of the Company (or other period designated by the Executive Compensation Committee (the “Committee”). On March 27, 2008, the Committee named the participants and approved the performance goals for fiscal year 2008 under the SMICP.

The following individuals were selected as participants in the SMICP for 2008:

•	Jerry L. Starkey, President and Chief Executive Officer

•	David L. Fry, Chief Operating Officer

•	Ernest J. Scheidemann, Chief Financial Officer

•	R. Michael Curtin, Senior Vice President (Marketing and Sales Division)

The 2008 SMICP is structured identically to the Board approved 2008 Management Incentive Compensation Plan (“MICP”) in regard to minimum performance threshold, financial objectives and performance levels for bonus pool funding. In order for each SMICP participant to be eligible for a bonus, minimum performance threshold levels must be achieved for a total of three financial objectives. The financial objectives are free cash flow, spec home closings and shareholder equity. Once all three minimum performance threshold levels are achieved, bonus funding will occur based on certain performance level achievement for closings of spec homes and free cash flow. Each participant in the SMICP will then be eligible to receive a bonus for 2008 based on a methodology and formula using the number of closed spec homes and a designated participation percentage of the Company’s 2008 free cash flow (less land sales). The two financial metrics will be utilized to determine the maximum bonus amount. The Committee may exercise its negative discretion to pay any participant less than the maximum bonus. The aggregate participation at target performance level for all SMICP participants for 2008 is $3,100,000 or 0.008535% of free cash flow (less land sales).

Equity Awards. On March 27, 2008, the Committee also approved the grant of stock-settled stock appreciation rights (“SSARs”) and performance-contingent restricted stock unit awards (“Performance Shares”) to the officers named below in the following amounts.

Name of Officer	SSARs	Performance Shares
Jerry L. Starkey	150,400	35,733
David L. Fry	54,000	14,740
Ernest J. Scheidemann	54,000	12,225
R. Michael Curtin	15,750	4,355

Each of these SSARs has a term of ten years from the date of grant. The SSARs have a base value equal to the closing price of the Company’s common stock on the date of grant, March 27, 2008.

The Performance Shares represent the right to receive shares of the Company’s common stock based upon the level of achievement of stated goals with respect to the Company’s 2008 free cash flow (less land sales). One half of the shares earned based on performance will be delivered to the participant as soon as practical after the Committee certifies attainment of the performance goals, and not later than March 15, 2009. The other half of the shares earned based on such 2008 performance criteria, will be subject to an additional service requirement and will be delivered to the participant as soon as practicable but not later than March 15, 2010, subject to his or her continued employment through March 15, 2010.

The SSARs and Performance Shares will be vested earlier upon the participant’s termination of employment without “cause” or resignation for “good reason” within one year after the occurrence of a change in control of the Company (as such terms are defined the Company’s 2004 Stock Incentive Plan and the award agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
By:	/s/ Paul D. Appolonia
Paul D. Appolonia
Senior Vice President, Human Resources

Date: April 2, 2008